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                                                                   EXHIBIT 11(a)


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We consent to the reference to our firm in the Registration Statement, (Form N-1A) and related Statement of Additional Information of Capstone Nikko Japan Fund and to the inclusion of our report dated November 18, 1996 to the Shareholders and Board of Trustees of Capstone Nikko Japan Fund.




                                                       /s/ TAIT, WELLER & BAKER
                                                       TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
February 27, 1997